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                                                Exhibit 4(c)


              KANSAS CITY POWER & LIGHT COMPANY
                  (a Missouri corporation)

                       Debt Securities

                       TERMS AGREEMENT


                                               December 14, 2000


To:  Kansas City Power & Light Company
     1201 Walnut
     Kansas City, Missouri  64100-2124


Ladies and Gentlemen:

     We understand that Kansas City Power & Light Company, a Missouri corporation (the "Company"), proposes to issue and sell $250,000,000 aggregate principal amount of its senior debt securities (the "Debt Securities"). Subject to the terms and conditions set forth or incorporated by reference herein from the Underwriting Agreement, dated December 13, 2000, among the Company and Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the principal amount of Debt Securities opposite their names set forth below at the purchase price set forth below.


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                                        PRINCIPAL AMOUNT
UNDERWRITER                            OF DEBT SECURITIES
--------------------------------          ------------
Banc of America Securities LLC            $100,000,000
Merrill Lynch, Pierce, Fenner &
 Smith Incorporated                       $100,000,000
Banc One Capital Markets, Inc.            $ 25,000,000
ABN AMRO Incorporated                     $ 12,500,000
BNY Capital Markets, Inc.                 $ 12,500,000
                                          ------------
Total                                     $250,000,000
                                          ============

                       DEBT SECURITIES

Title:   7.125% Senior Notes due December 15, 2005

Rank: The Senior Notes will rank equally with the Company's other unsecured debt securities that are not subordinated obligations.

Ratings: Moody's Investors Service, Inc. - A2 (on review for possible downgrade)
           Standard & Poor's Ratings Group - BBB+

Aggregate principal amount:   $250,000,000

Denominations:   $1,000

Currency of payment:   US dollars

Interest rate or formula:   7.125% per annum

Interest payment dates:   June 15 and December 15, commencing June 15, 2001

Regular record dates:   June 1 or December 1, as applicable, prior to the
                        Interest Payment Dates

Stated maturity date:   December 15, 2005

Redemption provisions:  Optional make-whole redemption (T+25) as described in the prospectus supplement.

Sinking fund requirements:   None

Conversion provisions:   None

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Listing requirements:   None

Black-out provisions:   Date of this Terms Agreement through Closing Date

Fixed or Variable Price Offering:   Fixed Price Offering
     If Fixed Price Offering, initial public offering price:
     99.778% of the principal amount, plus accrued interest, if any, from December 19, 2000.

Form:   Book-entry only

Other terms and conditions:   Put options as described in the
                              prospectus supplement.

Closing Date and location:   December 19, 2000 at the offices of
                             Dewey Ballantine LLP

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        Please accept this offer no later than 6 p.m. (New
York City time) on December 14, 2000 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                              Very truly yours,

                              BANC OF AMERICA SECURITIES LLC

                              By:  /s/Lily Chang
                                   Authorized Signatory

                              MERRILL LYNCH, PIERCE, FENNER &
                                SMITH INCORPORATED

                              By:  /s/Mary E. Ryan
                                   Authorized Signatory

                              [Acting on behalf of themselves and the
                              other underwriters named herein]


Accepted:

KANSAS CITY POWER & LIGHT COMPANY

By:  /s/Andrea F. Bielsker
     Name:     Andrea F. Bielsker
     Title:    Vice President-Finance and Treasurer